SUPPLEMENTAL RETIREMENT AGREEMENT


         THIS SUPPLEMENTAL RETIREMENT AGREEMENT (the "Agreement") is made and entered into as of January 31, 1996 by and between NATIONSBANK CORPORATION, a North Carolina corporation ("NationsBank"), and JAMES W. THOMPSON ("Executive").

                                               W I T N E S S E T H:

         WHEREAS, as of the date hereof, Executive is retiring from NationsBank; and

         WHEREAS, Executive has been employed by NationsBank or its subsidiaries for over thirty-two years and has contributed materially to the success which NationsBank has enjoyed during his period of employment; and

         WHEREAS, contemporaneously with the execution of this Agreement NationsBank and Executive are entering into a Noncompetition Agreement pursuant to which Executive has agreed to certain restrictions on his business activities between the date hereof and June 30, 2001; and

         WHEREAS, in consideration of Executive's prior service to NationsBank and his entering into the Noncompetition Agreement, NationsBank desires to provide Executive with certain supplemental retirement benefits in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Enhanced Retirement Benefits. In consideration of Executive's prior services to NationsBank and Executive's compliance with the terms and conditions of the Noncompetition
Agreement, NationsBank shall pay to Executive the following enhanced retirement benefits subject to the provisions of paragraph 2 below:

                  (a) A monthly benefit in the amount of Thirty-Five Thousand Five Hundred Dollars ($35,500) for the remainder of Executive's life commencing on July 31, 2001 and continuing on the last day of each calendar month thereafter through the last day of the calendar month in which the death of Executive occurs. In addition, upon Executive's death (whether such death occurs before or after July 31, 2001), in the event Executive is survived by Executive's spouse on the date of this Agreement, NationsBank shall pay to Executive's surviving spouse a monthly benefit in the amount of Twenty-Six Thousand Five Hundred Dollars ($26,500) commencing on the last day of the calendar month following the calendar month in which Executive dies and continuing on the last day of each


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         subsequent  calendar  month  thereafter  through  the  last  day of the calendar month in which such spouse dies.

                  (b) A monthly benefit in the amount of Six Thousand Three Hundred Dollars ($6,300) beginning on January 31, 1997 and continuing on the last day of each month thereafter for a period of fifteen (15) years. If Executive dies prior to the end of such fifteen (15) year period, NationsBank shall continue to pay any remaining unpaid monthly installments to the "beneficiary" of Executive designated under the NationsBank Corporation Deferred Compensation Plan for Key Employees.

         2. Compliance With Noncompetition Agreement. The payment to Executive and his spouse or other beneficiary of enhanced retirement benefits under this Agreement is conditioned on and subject to Executive's compliance with the Noncompetition Agreement and the covenant set forth in paragraph 3 below. In the event Executive breaches the Noncompetition Agreement or the covenant set forth in paragraph 3 below, Executive and his spouse or other beneficiary shall forfeit and have no right to receive any benefits under this Agreement from and after the date of such breach.

         3. Noncompetition Covenant. During the period that Executive is receiving payments under this Agreement, Executive agrees not to engage in any manner, whether as an officer, employee, owner, partner, stockholder, director, consultant or otherwise -- directly or indirectly -- in any business which is
(i) a bank holding company, (ii) an operating commercial bank or (iii) a member of a group of trades or businesses under common control that includes a bank holding company or an operating commercial bank, all as determined by NationsBank in its reasonable discretion; provided, however, that Executive may
(A) acquire an interest in a business entity so long as such interest is a passive investment of Executive not exceeding five percent (5%) of the total ownership interest in such entity or (B) engage in any other activities as approved in writing in advance by NationsBank. Executive agrees that he will refrain from (x) authorizing any Affiliate to perform or (y) assisting in any manner any Affiliate in performing any activities that would be prohibited by the terms of this paragraph 3 if they were performed by Executive. For purposes of this paragraph, "Affiliate" means (i) any entity directly or indirectly controlling (including without limitation an entity for which Executive serves as an officer, director, employee, consultant or other agent), controlled by, or under common control with Executive, and (ii) each other entity in which Executive, directly or indirectly, owns any controlling interest or of which Executive serves as a general partner.

         4. Withholding. Any payments to Executive hereunder shall be less any applicable payroll or withholding taxes.


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         5.       Miscellaneous Provisions.

                  (a) Binding Effect. Subject to any provisions hereof restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, and personal representatives. None of the parties hereto may assign any of its rights under this Agreement or attempt to have any other person or entity assume any of its obligations hereunder.

                  (b) Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

                  (c) Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of North Carolina, not including the choice-of-law rules thereof.

                  (d) Amendment; Waiver. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by any party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

                  (e) Headings. Paragraph and subparagraph headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  (f) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.


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                  (g) Execution in Counterparts.  This Agreement may be executed in two or more counterparts, none of which need contain the signatures of all parties hereto and each of which shall be deemed an original.

         IN  WITNESS  WHEREOF,   each  of  the  undersigned  has  executed  this
Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.

                                    NATIONSBANK CORPORATION

                                    By:       /s/ C. J. Cooley
                                             Name:  C. J. Cooley
                                             Title:  Executive Vice Pres.

                                    "NationsBank"



                                     /s/ James W. Thompson            [SEAL]
                                    James W. Thompson

                                    "Executive"

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